Exhibit (c)(4)

August 11, 2021

# Update Book Prepared for:

# Project FUSION

PIPER | SANDLER

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

Analysis at Various Prices Current Market Price (8/10/2021) Initial Proposal Proposal Counter Undisturbed Dated Dated Proposal Price (7/1/21) 7/1/2021 8/11/2021 Implied Price per Share (7/22/2021) ($ in mm, except per share metrics) Input $36.43 $39.00 $39.75 $40.00 $41.00 $41.80 $42.00 $43.00 $43.25 Price / 2020A Earnings per Share $2.87 12.7x 13.6x 13.9x 13.9x 14.3x 14.6x 14.6x 15.0x 15.1x 2021E Earnings per Share (Analyst Consensus) $9.65 3.8x 4.0x 4.1x 4.1x 4.2x 4.3x 4.4x 4.5x 4.5x 2022E Earnings per Share (Analyst Consensus) $4.24 8.6x 9.2x 9.4x 9.4x 9.7x 9.9x 9.9x 10.1x 10.2x 2021E Earnings per Share (Company Estimates) $8.42 4.3x 4.6x 4.7x 4.8x 4.9x 5.0x 5.0x 5.1x 5.1x 2022E Earnings per Share (Company Estimates) $4.18 8.7x 9.3x 9.5x 9.6x 9.8x 10.0x 10.0x 10.3x 10.3x 2023E Earnings per Share (Company Estimates) $3.94 9.2x 9.9x 10.1x 10.2x 10.4x 10.6x 10.7x 10.9x 11.0x 2024E Earnings per Share (Company Estimates) $4.11 8.9x 9.5x 9.7x 9.7x 10.0x 10.2x 10.2x 10.5x 10.5x 6/30/2021 Tangible BV per Share $23.12 1.58x 1.69x 1.72x 1.73x 1.77x 1.81x 1.82x 1.86x 1.87x 12/31/2021E Tangible BV per Share $21.45 1.70x 1.82x 1.85x 1.86x 1.91x 1.95x 1.96x 2.00x 2.02x 0.92x 0.99x 1.01x 1.01x 1.04x 1.06x 1.06x 1.09x 1.09x 6/30/2021 TLAC per Share $39.50 Premium / Closing Price as of 7/1/2021 $36.43 0.0% 7.1% 9.1% 9.8% 12.5% 14.7% 15.3% 18.0% 18.7% Initial Offer Price of $39.00 (7/1/2021) $39.00 (6.6%) 0.0% 1.9% 2.6% 5.1% 7.2% 7.7% 10.3% 10.9% Second Offer Price of $39.75 (8/11/2021) $39.75 (8.4%) (1.9%) 0.0% 0.6% 3.1% 5.2% 5.7% 8.2% 8.8% Closing Price as of 8/10/2021 $41.80 (12.8%) (6.7%) (4.9%) (4.3%) (1.9%) 0.0% 0.5% 2.9% 3.5% Implied Market Capitalization 306,081,081 $11,151 $11,937 $12,167 $12,243 $12,549 $12,794 $12,855 $13,161 $13,238 Implied Value of Public Float (19.6%) 60,061,288 $2,188 $2,342 $2,387 $2,402 $2,463 $2,511 $2,523 $2,583 $2,598 Source: S&P Global Market Intelligence; Company Documents (Baseline 3 year forecast v2) PIPER SANDLER | 2 PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.Analysis at Various Prices Current Market Price (8/10/2021) Initial Proposal Proposal Counter Undisturbed Dated Dated Proposal Price (7/1/21) 7/1/2021 8/11/2021 Implied Price per Share (7/22/2021) ($ in mm, except per share metrics) Input $36.43 $39.00 $39.75 $40.00 $41.00 $41.80 $42.00 $43.00 $43.25 Price / 2020A Earnings per Share $2.87 12.7x 13.6x 13.9x 13.9x 14.3x 14.6x 14.6x 15.0x 15.1x 2021E Earnings per Share (Analyst Consensus) $9.65 3.8x 4.0x 4.1x 4.1x 4.2x 4.3x 4.4x 4.5x 4.5x 2022E Earnings per Share (Analyst Consensus) $4.24 8.6x 9.2x 9.4x 9.4x 9.7x 9.9x 9.9x 10.1x 10.2x 2021E Earnings per Share (Company Estimates) $8.42 4.3x 4.6x 4.7x 4.8x 4.9x 5.0x 5.0x 5.1x 5.1x 2022E Earnings per Share (Company Estimates) $4.18 8.7x 9.3x 9.5x 9.6x 9.8x 10.0x 10.0x 10.3x 10.3x 2023E Earnings per Share (Company Estimates) $3.94 9.2x 9.9x 10.1x 10.2x 10.4x 10.6x 10.7x 10.9x 11.0x 2024E Earnings per Share (Company Estimates) $4.11 8.9x 9.5x 9.7x 9.7x 10.0x 10.2x 10.2x 10.5x 10.5x 6/30/2021 Tangible BV per Share $23.12 1.58x 1.69x 1.72x 1.73x 1.77x 1.81x 1.82x 1.86x 1.87x 12/31/2021E Tangible BV per Share $21.45 1.70x 1.82x 1.85x 1.86x 1.91x 1.95x 1.96x 2.00x 2.02x 0.92x 0.99x 1.01x 1.01x 1.04x 1.06x 1.06x 1.09x 1.09x 6/30/2021 TLAC per Share $39.50 Premium / Closing Price as of 7/1/2021 $36.43 0.0% 7.1% 9.1% 9.8% 12.5% 14.7% 15.3% 18.0% 18.7% Initial Offer Price of $39.00 (7/1/2021) $39.00 (6.6%) 0.0% 1.9% 2.6% 5.1% 7.2% 7.7% 10.3% 10.9% Second Offer Price of $39.75 (8/11/2021) $39.75 (8.4%) (1.9%) 0.0% 0.6% 3.1% 5.2% 5.7% 8.2% 8.8% Closing Price as of 8/10/2021 $41.80 (12.8%) (6.7%) (4.9%) (4.3%) (1.9%) 0.0% 0.5% 2.9% 3.5% Implied Market Capitalization 306,081,081 $11,151 $11,937 $12,167 $12,243 $12,549 $12,794 $12,855 $13,161 $13,238 Implied Value of Public Float (19.6%) 60,061,288 $2,188 $2,342 $2,387 $2,402 $2,463 $2,511 $2,523 $2,583 $2,598 Source: S&P Global Market Intelligence; Company Documents (Baseline 3 year forecast v2) PIPER SANDLER | 2 PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

# Trading Comps for Broader Consumer Finance Peer Group

| *(Dollars in Millions, except per share data)* | Ticker | Share Price ($) | % of 52 Week High (%) | % of 52 Week Low (%) | Market Cap ($mm) | Total Assets ($mm) | ROAA (%) | ROAE (%) | TCE Ratio (%) | CET1 Ratio (%) | Valuation Price/ Tang. Book Value (x) | Valuation Price/ Book Value (x) | Valuation Price/ LTM EPS (x) | Valuation Price/ 2021 Est. EPS[1] (x) | Valuation Price/ 2022 Est. EPS[1] (x) | YTD Price Change (%) |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Core Comparables** | | | | | | | | | | | | | | | | |
| Capital One Financial Corporation | COF | 170.67 | 99.6 | 269.2 | 76,138 | 423,420 | 2.80 | 19.75 | 10.62 | 14.50 | 1.75 | 1.31 | 6.8 | 7.2 | 9.9 | 72.7 |
| Ally Financial Inc. | ALLY | 53.66 | 94.8 | 251.2 | 19,347 | 180,470 | 1.56 | 18.87 | 8.23 | 11.32 | 1.31 | 1.28 | 7.1 | 6.6 | 7.7 | 50.5 |
| Credit Acceptance Corporation | CACC | 548.36 | 97.3 | 205.6 | 8,800 | 7,801 | 11.91 | 38.77 | 30.67 | -- | 3.75 | 3.75 | 10.6 | 11.9 | 13.6 | 58.4 |
| OneMain Holdings, Inc. | OMF | 59.65 | 94.4 | 210.5 | 7,982 | 22,377 | 6.23 | 41.49 | 8.78 | -- | 4.38 | 2.25 | 5.9 | 5.6 | 6.6 | 23.9 |
| **Median - Core Comparables** | | | | | | | **4.52** | **29.26** | **9.70** | **12.91** | **2.75** | **1.78** | **6.9** | **6.9** | **8.8** | **54.4** |
| **Additional Comparables** | | | | | | | | | | | | | | | | |
| Discover Financial Services | DFS | 132.04 | 99.8 | 269.9 | 39,542 | 110,985 | 4.24 | 43.50 | 10.70 | 15.70 | 3.35 | 3.28 | 8.5 | 8.6 | 10.6 | 45.9 |
| Synchrony Financial | SYF | 50.13 | 98.4 | 211.9 | 28,559 | 92,017 | 3.47 | 25.88 | 12.52 | 17.80 | 2.55 | 2.14 | 9.0 | 8.0 | 9.8 | 44.4 |
| Alliance Data Systems Corporation | ADS | 93.14 | 72.7 | 234.2 | 4,634 | 21,812 | 3.24 | 45.41 | 3.04 | -- | 7.48 | 2.26 | 6.5 | 5.4 | 6.5 | 25.7 |
| **Median - Additional Comparables** | | | | | | | **3.47** | **43.50** | **10.70** | **16.75** | **3.35** | **2.26** | **8.5** | **8.0** | **9.8** | **44.4** |
| High - Overall | | | | | | | 11.91 | 45.41 | 30.67 | 17.80 | 7.48 | 3.75 | 10.6 | 11.9 | 13.6 | 72.7 |
| **Median - Overall** | | | | | | | **3.47** | **38.77** | **10.62** | **15.10** | **3.35** | **2.25** | **7.1** | **7.2** | **9.8** | **45.9** |
| **Mean - Overall** | | | | | | | **4.78** | **33.38** | **12.08** | **14.83** | **3.51** | **2.32** | **7.7** | **7.6** | **9.3** | **45.9** |
| Low - Overall | | | | | | | 1.56 | 18.87 | 3.04 | 11.32 | 1.31 | 1.28 | 5.9 | 5.4 | 6.5 | 23.9 |
| **Santander Consumer USA Holdings Inc. - 7/1/2021** | **SC** | **36.43** | **88.6** | **227.3** | **11,149** | **47,234** | **3.45** | **31.00** | **12.92** | **16.50** | **1.83** | **1.79** | **6.8** | **4.3** | **8.7** | **65.4** |
| **Santander Consumer USA Holdings Inc. - 1st Offer (7/1)** | **SC** | **39.00** | **93.2** | **243.3** | **11,935** | **47,234** | **3.45** | **31.00** | **12.92** | **16.50** | **1.65** | **1.69** | **7.3** | **4.6** | **9.3** | **77.1** |
| **Santander Consumer USA Holdings Inc. - 2nd Offer (8/11)** | **SC** | **39.75** | **95.0** | **248.0** | **12,167** | **48,246** | **5.84** | **48.82** | **14.71** | **18.10** | **1.68** | **1.72** | **7.5** | **4.7** | **9.5** | **80.5** |
| **Santander Consumer USA Holdings Inc. - Current** | **SC** | **41.80** | **99.9** | **260.8** | **12,794** | **48,246** | **5.84** | **48.82** | **14.71** | **18.10** | **1.81** | **1.77** | **4.6** | **5.0** | **10.0** | **89.8** |

Source: S&P Global Market Intelligence
Financial data as of or for the period ending March 31, 2021 | Pricing data as of August 10, 2021
1) Assumes 2021E and 2022E EPS for Santander Consumer of $8.42 and $4.18, respectively, based on Company Projections

PIPER SANDLER | 3

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

# Santander Consumer: Trading Summary

## One Year Stock Chart



$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
7,000,000
6,000,000
5,000,000
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3,000,000
2,000,000
1,000,000
0
$41.80
8/10/2020
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11/10/2020
12/10/2020
1/10/2021
2/10/2021
3/10/2021
4/10/2021
5/10/2021
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7/10/2021
8/10/2021
Daily Volume
Stock Price
Second Offer Dated 8/11/2021

## Key Metrics ($ in millions, except per share data)

| Market | 8/10/2021 |
|---|---|
| Stock Price | $41.80 |
| Market Capitalization | $12,794.2 |
| Total Shares Outstanding (actual) | 306,081,081 |
| Number of Publicly Trades Shares (#) | 60,061,288 |
| Number of Publicly Trades Shares (%) | 19.6% |
| Value of Publicly Traded Shares | $2,510.6 |
| Price / Book (x) | 1.77x |
| Price / Tangible Book (x) | 1.81x |
| Price / 2021 EPS (x) | 5.0x |
| Price / 2022 EPS (x) | 10.0x |
| Price / 2023 EPS (x) | 10.6x |

| Performance / Balance Sheet | 6/30/2021 |
|---|---|
| Assets | $48,245.9 |
| Total Equity | $7,229.6 |
| 2019 Net Income | $994.4 |
| 2020 Net Income | $910.9 |
| LTM Net Income | $2,811.4 |
| LTM ROE (%) | 48.82% |
| **Next Quarterly Dividend** | **Announced 7/28/2021** |
| Dividend per Share | $0.22 |
| Total Quarterly Dividend | $67.3 |
| Ex-Dividend Date | 8/6/2021 |
| Record Date | 8/9/2021 |
| Payment Date | 8/19/2021 |

Source: S&P Global Market Intelligence, Company Website
Financial data as of or for the period ending June 30, 2021
Pricing data as of August 10, 2021

PIPER SANDLER | 4

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

# Santander Consumer: Closing Stock Prices

| Closing Date | Closing Price | Commentary |
|---|---|---|
| 7/1/2021 | $36.43 | SHUSA submits initial proposal at $39.00 -- After Market |
| 7/2/2021 | $40.56 | SCUSA issues press release addressing the letter received from SHUSA |
| 7/6/2021 | $40.08 | |
| 7/7/2021 | $40.43 | |
| 7/8/2021 | $40.48 | |
| 7/9/2021 | $40.90 | |
| 7/12/2021 | $40.99 | |
| 7/13/2021 | $40.57 | |
| 7/14/2021 | $40.50 | Initial Special Committee meeting to discuss the issues regarding valuation (Boston) |
| 7/15/2021 | $40.62 | |
| 7/16/2021 | $40.45 | |
| 7/19/2021 | $40.32 | |
| 7/20/2021 | $40.58 | |
| 7/21/2021 | $40.77 | Follow-up Special Committee meeting to discuss valuation framework / next steps (Zoom) |
| 7/22/2021 | $40.86 | Jimmy had a call with Fernando and provided the Special Committee's counter proposal of $43.25 |
| 7/23/2021 | $40.84 | |
| 7/26/2021 | $40.79 | |
| 7/27/2021 | $40.85 | |
| 7/28/2021 | $40.95 | SCUSA released Q2 earning pre-market -- Reported EPS $3.45 vs. Consensus of $1.78 (+94%) |
| 7/29/2021 | $41.06 | |
| 7/30/2021 | $41.03 | |
| 8/2/2021 | $40.81 | |
| 8/3/2021 | $41.57 | |
| 8/4/2021 | $41.31 | |
| 8/5/2021 | $41.40 | |
| 8/6/2021 | $41.58 | |
| 8/9/2021 | $41.50 | |
| 8/10/2021 | $41.80 | |
| 8/11/2021 | -- | SHUSA submits second proposal at $39.75 |

Source: S&P Global Market Intelligence

PIPER SANDLER | 5

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

Appendix PIPER SANDLER | 6 P PR RIIV VIIL LE EG GE ED D A AN ND D C CO ON NF FIID DE EN NT TIIA AL L.. P Pr rep epar ared ed at at t th he e r req equ ues est t o of f C Co ou un ns sel el..Appendix PIPER SANDLER | 6 P PR RIIV VIIL LE EG GE ED D A AN ND D C CO ON NF FIID DE EN NT TIIA AL L.. P Pr rep epar ared ed at at t th he e r req equ ues est t o of f C Co ou un ns sel el..

# Analysis of Market Prices above Offers Following Announcement

**Transaction Observations with <u>Majority Shareholder Purchasing Remaining Shares</u>**

- This analysis reviews transactions in which a majority owner purchased 100% of the shares outstanding and 1-day following the announcement the market price rose above initial offer price[1]
- An examination indicated the following:
  - The companies trade most often ~5.5% below the final offer 1-day prior to the final offer date
  - The final offer price is a market premium of ~44.1% to the initial share price before offer
  - The final offer is most often at a premium of ~11.5% to the initial offer
  - The buyer typically submits 1-2 bids before agreeing to price with seller
  - 3 buyers analyzed did not increase their initial offer regardless of market reaction (mean of 0.5% above offer 1-day after) with a subsequent market price correction over time

| | | | | | | | Trading Level v. Initial Offer[3] | | | Trading Level v. Final Offer[3] | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Announced Date | Buyer | Target | Deal Value ($ in mm) | Stock Price before Initial Offer or Rumor | Initial Offer[2] | Premium to Initial Stock Price | 1-Day After | 1-Wk After | 1-Month After | 1-Day Prior to Final Offer Date | Final Offer | Final Premium to Initial Stock Price | Increase to Final Offer | Total Rounds of Offers |
| 11/27/2019 | Kyocera Corp. | AVX Corp. | $1,046 | $15.04 | $19.50 | 29.7% | 5.2% | 4.2% | 4.2% | (5.5%) | $21.75 | 44.6% | 11.5% | 2 |
| 10/18/2018 | Valero Energy Corp. | Valero Energy Partners LP | $951 | $39.40 | $42.25 | 7.2% | 0.8% | 0.5% | (0.7%) | (6.7%) | $42.25 | 7.2% | 0.0% | 1 |
| 10/26/2017 | Elliott Management Corp. | Gigamon Inc. | $1,485 | $36.25 | $38.50 | 6.2% | 0.5% | 1.2% | 0.3% | (5.8%) | $38.50 | 6.2% | 0.0% | 1 |
| 3/9/2016 | Hallmark Cards, Inc. | Crown Media Holdings, Inc. | $176 | $4.93 | $5.05 | 2.4% | 0.2% | 0.8% | 0.8% | (2.4%) | $5.05 | 2.4% | 0.0% | 1 |
| 2/29/2016 | IEH FM Holdings LLC | Federal-Mogul LLC | $305 | $4.98 | $7.00 | 40.6% | 5.1% | 29.1% | 40.6% | 1.3% | $10.00 | 100.8% | 42.9% | 3 |
| 2/19/2013 | Chiesi Farmaceutici S.p.A | Chiesi USA, Inc. | $116 | $5.35 | $6.55 | 22.4% | 4.6% | 0.9% | 10.7% | 2.5% | $9.50 | 77.6% | 45.0% | 2 |
| 11/28/2012 | Danfoss A/S | Danfoss Power Solutions Inc. | $690 | $39.38 | $49.00 | 24.4% | 7.6% | 8.0% | 7.6% | (7.5%) | $58.50 | 48.6% | 19.4% | 2 |
| | | | | | **Mean** | **19.0%** | **3.4%** | **6.4%** | **9.1%** | **(3.4%)** | | **41.1%** | **17.0%** | **1.7** |
| | | | | | **Median** | **22.4%** | **4.6%** | **1.2%** | **4.2%** | **(5.5%)** | | **44.6%** | **11.5%** | **2.0** |
| 7/2/2021 | SHUSA | SCUSA | $2,358.4 | $ 36.43 | $39.00 | 7.1% | 4.00% | -- | -- | -- | -- | -- | -- | -- |

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

Source: S&P Global Market Intelligence, SEC filings
Market data as of July 2, 2021

1) U.S. publicly-traded targets;100% cash transactions; deal values greater than $100 million; since July 2, 2006; excluding Genentech, Inc's $46.8B transaction in 2017
2) When a range of values is expressed the analysis assumes that the mid-point of the range is used for purposes of any calculations
3) A positive percentage indicates the current market price is above the offer price

PIPER SANDLER | 7

# Precedent Transactions Trading Analysis

**Stock Price as a Percent of the *Final Offer* Price Leading up to the Final Offer Date**

- An examination indicated the following:
  - 2 of the 7 companies analyzed were trading above the final offer price at the time of the final offer and 4 of the 7 companies traded above the final offer price at some point leading up to the final offer



20.0%
10.0%
0.0%
-10.0%
-20.0%
-30.0%
-40.0%
60 Days Prior
50 Days Prior
40 Days Prior
30 Days Prior
20 Days Prior
10 Days Prior
Final Offer Date
2.5%
1.3%
(2.4%)
(5.5%)
(5.8%)
(6.7%)
(7.5%)
AVX Corp.
Valero Energy Partners LP
Gigamon Inc.
Crown Media Holdings, Inc.
Federal-Mogul LLC
Chiesi USA, Inc.
Danfoss Power Solutions Inc.

Source: S&P Global Market Intelligence; Public Filings
1) U.S. publicly-traded targets; 100% cash transactions; deal values greater than $100 million; since July 2, 2006; excluding Genentech, Inc's $46.8B transaction in 2017

PIPER SANDLER | 8

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

# Piper Sandler Disclosures

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PIPER SANDLER | 9

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.